Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund: Goldman Sachs Strategic International Equity Fund
Name of Underwriter or Dealer Purchased From: Merrill Lynch, Pierce, Fenner & Smith, Inc.
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; BBVA Securities Inc.; BNP Paribas Securities Corp.; BTG Pactual US Capital, LLC; Itau BBA USA Securities, Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mitsubishi UFJ Securities (USA), Inc.; Morgan Stanley & Co. LLC; Nomura Securities International, Inc.
Name of Issuer: Grupo Financiero Banorte SAB d
Title of Security: GRUPO FINANCIERO BANORTE-O
Date of First Offering: 07/17/2013
Dollar Amount Purchased: 398,096
Number of Shares or Par Value of Bonds Purchased: 69,900
Price Per Unit: 71.50
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on December 19, 2013.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Citigroup Global Markets Inc.; Fifth Third Securities, Inc.; J.P. Morgan Securities LLC; Mitsubishi UFJ Securities (USA), Inc.; Morgan Stanley & Co. LLC; PNC Capital Markets LLC; RBS Securities Inc.; U.S. Bancorp Investments, Inc.
Name of Issuer: Hospira Inc
Title of Security: HOSPIRA, INC. 5.2% 12 AUG 2020
Date of First Offering: 08/07/2013
Dollar Amount Purchased: 274,315
Number of Shares or Par Value of Bonds Purchased: 275,000
Price Per Unit: 99.75
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on December 19, 2013.*

Name of Fund: Goldman Sachs Mid Cap Value Fund
Name of Underwriter or Dealer Purchased From: Barclays Capital Inc
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Barclays Capital Inc; Capital One Southcoast, Inc; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; FBR Capital Markets & Co.; Global Hunter Securities, LLC; Johnson Rice & Company L.L.C.; Morgan Stanley & Co. LLC; Scotia Capital (USA) Inc; Simmons & Company International; Tudor, Pickering, Holt & Co. Securities, Inc.; UBS Securities LLC
Name of Issuer: Frank's International NV
Title of Security: FRANKS INTL N V
Date of First Offering: 08/09/2013
Dollar Amount Purchased: 680,020
Number of Shares or Par Value of Bonds Purchased: 30,910
Price Per Unit: 22.00
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on December 19, 2013.*

Name of Fund: Goldman Sachs Mid Cap Value Fund
Name of Underwriter or Dealer Purchased From: Barclays Capital Inc
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Avondale Partners LLC; Barclays Capital Inc; Cantor Fitzgerald & Co.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Drexel Hamilton, LLC; Jefferies LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; Natixis Securities Americas LLC; Oppenheimer & Co. Inc.; RBC Capital Markets, LLC; UBS Securities LLC; William Blair & Company, L.L.C.
Name of Issuer: Envision Healthcare Holdings I
Title of Security: ENVISION HEALTHCARE HOLDINGS, INC.
Date of First Offering: 08/14/2013
Dollar Amount Purchased: 2,370,633
Number of Shares or Par Value of Bonds Purchased: 103,071
Price Per Unit: 23.00
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on December 19, 2013.*

Name of Fund: Goldman Sachs Growth Opportunities Fund
Name of Underwriter or Dealer Purchased From: J.P. Morgan Securities LLC
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Allen & Company LLC; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC
Name of Issuer: LinkedIn Corp
Title of Security: LINKEDIN CORP
Date of First Offering: 09/05/2013
Dollar Amount Purchased: 579,577
Number of Shares or Par Value of Bonds Purchased: 2,599
Price Per Unit: 223.00
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on December 19, 2013.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: J.P. Morgan Securities LLC
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Citigroup Global Markets Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC
Name of Issuer: NEWS AMERICA INC
Title of Security: NEWS AMERICA INCORPORATED 5.4% 01 OCT 2043 144A
Date of First Offering: 09/25/2013
Dollar Amount Purchased: 372,956
Number of Shares or Par Value of Bonds Purchased: 375,000
Price Per Unit: 99.46
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on December 19, 2013.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: UBS AG
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Bank of China Limited; J.P. Morgan Securities LLC; UBS Securities LLC
Name of Issuer: CNOOC CURTIS FUNDING NO.
Title of Security: CNOOC CURTIS FUNDING NO.1 PT 4.5% 03 OCT 2023 144A
Date of First Offering: 09/26/2013
Dollar Amount Purchased: 200,000
Number of Shares or Par Value of Bonds Purchased: 200,000
Price Per Unit: 100.00
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on December 19, 2013.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Citigroup Global Markets Inc.
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Natixis Securities Americas LLC
Name of Issuer: BPCE SA
Title of Security: BPCE SA 5.7% 22 OCT 2023 144A
Date of First Offering: 10/15/2013
Dollar Amount Purchased: 299,502
Number of Shares or Par Value of Bonds Purchased: 300,000
Price Per Unit: 99.83
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on February 11, 2014.**

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: SunTrust Robinson Humphrey, Inc.
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Barclays Capital Inc; Citigroup Global Markets Inc.; Morgan Stanley & Co. LLC; Samuel A. Ramirez & Company, Inc.; SunTrust Robinson Humphrey, Inc.
Name of Issuer: SunTrust Banks Inc
Title of Security: SUNTRUST BANKS, INC. 2.35% 01 NOV 2018-18
Date of First Offering: 10/22/2013
Dollar Amount Purchased: 499,575
Number of Shares or Par Value of Bonds Purchased: 500,000
Price Per Unit: 99.92
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on February 11, 2014.**

Name of Fund: Goldman Sachs Mid Cap Value Fund
Name of Underwriter or Dealer Purchased From: Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Barclays Capital Inc; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Evercore Group L.L.C.; ING Financial Markets LLC; J.P. Morgan Securities LLC; Keefe, Bruyette & Woods, Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; Raymond James Financial, Inc.; RBC Capital Markets, LLC; Samuel A. Ramirez & Company, Inc.; Sandler, O'Neill & Partners, L.P.; SunTrust Robinson Humphrey, Inc.; Wells Fargo Securities, LLC; Williams Capital Group L.P.
Name of Issuer: ING US Inc
Title of Security: ING AMERICA INSURANCE HOLDINGS, INC.
Date of First Offering: 10/24/2013
Dollar Amount Purchased: 983,235
Number of Shares or Par Value of Bonds Purchased: 33,330
Price Per Unit: 29.50
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on February 11, 2014.**

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: RBS Securities Inc.
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Banca IMI S.P.A.; Barclays Capital Inc; Castleoak Securities, L.P.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; HSBC Securities (USA) Inc.; J.P. Morgan Securities LLC; Loop Capital Markets, LLC; Morgan Stanley & Co. LLC; RBS Securities Inc.; Santander Investment Securities Inc.; Scotia Capital (USA) Inc; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC
Name of Issuer: Altria Group Inc
Title of Security: ALTRIA GROUP, INC. 4% 31 JAN 2024
Date of First Offering: 10/28/2013
Dollar Amount Purchased: 248,445
Number of Shares or Par Value of Bonds Purchased: 250,000
Price Per Unit: 99.38
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on February 11, 2014.**

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: J.P. Morgan Securities LLC
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Banca IMI S.P.A.; Citigroup Global Markets Inc.; J.P. Morgan Securities LLC
Name of Issuer: Intesa Sanpaolo SpA
Title of Security: INTESA SANPAOLO S.P.A.-NEW YORK 3.875% 15 JAN 2019
Date of First Offering: 10/28/2013
Dollar Amount Purchased: 349,934
Number of Shares or Par Value of Bonds Purchased: 350,000
Price Per Unit: 99.98
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on February 11, 2014.**

Name of Fund: Goldman Sachs Strategic Growth Fund
Name of Underwriter or Dealer Purchased From: Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Allen & Company LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC
Name of Issuer: Twitter Inc
Title of Security: TWITTER, INC.
Date of First Offering: 11/07/2013
Dollar Amount Purchased: 1,526,486
Number of Shares or Par Value of Bonds Purchased: 58,711
Price Per Unit: 26.00
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on February 11, 2014.**

Name of Fund: Goldman Sachs Growth Opportunities Fund
Name of Underwriter or Dealer Purchased From: Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Allen & Company LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC
Name of Issuer: Twitter Inc
Title of Security: TWITTER, INC.
Date of First Offering: 11/07/2013
Dollar Amount Purchased: 604,838
Number of Shares or Par Value of Bonds Purchased: 23,263
Price Per Unit: 26.00
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on February 11, 2014.**

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:  Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; J.P. Morgan Securities LLC; Lloyds TSB Bank PLC; Morgan Stanley & Co. LLC; UBS Securities LLC
Name of Issuer: LLOYDS BANK PLC
Title of Security: LLOYDS BANKING GROUP PLC 2.3% 27 NOV 2018
Date of First Offering: 11/20/2013
Dollar Amount Purchased: 174,720
Number of Shares or Par Value of Bonds Purchased: 175,000
Price Per Unit: 99.84
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on February 11, 2014.**

Name of Fund: Goldman Sachs Strategic International Equity Fund
Name of Underwriter or Dealer Purchased From: Mediobanca Banca di Credito Finanziario Societa Per Azioni
Names of Underwriting Syndicate Members: Goldman Sachs International; Banca IMI Securities Corporation; BNP Paribas Securities Corp.; HSBC Securities (USA) Inc.; J.P. Morgan Securities LLC; Mediobanca Banca di Credito Finanziario Societa Per Azioni; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Nomura Securities International, Inc.; UBS Securities LLC
Name of Issuer: Moncler SpA
Title of Security: MONCLER SPA
Date of First Offering: 12/11/2013
Dollar Amount Purchased: 174,830
Number of Shares or Par Value of Bonds Purchased: 12,429
Price Per Unit: 10.20
Resolution Approved: Resolution adopted at the Meeting of the Board of Trustees on February 11, 2014.**

* Resolution adopted at the Meeting of the Board of Trustees on December 19, 2013:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P.
 (“GSAM”) to the Trustees, all purchases made during the calendar quarter ended September 30, 2013 by the Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust and Goldman Sachs Credit Strategies
Fund (the “Trusts”) on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to
 Rule 10f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).

** Resolution adopted at the Meeting of the Board of Trustees on February 11, 2014:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P.
(“GSAM”) to the Trustees, all purchases made during the calendar quarter ended December 31, 2013 by the Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust and Goldman Sachs Credit Strategies
Fund (the “Trusts”) on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to
 Rule 10f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).